[Letterhead of PricewaterhouseCoopers LLP, Boston, MA]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 35 to the registration statement (No. 33-10327) on Form N-1A (the "Registration Statement") of our reports dated April 7, 2000, relating to the financial statements and financial highlights appearing in the February 29, 2000 Annual Reports of State Street Research IntelliQuant Portfolios: Small-Cap Value and State Street Research Health Sciences Fund (each a series of State Street Research Financial Trust), which reports are also referenced in the Prospectuses. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



/s/ PricewaterhouseCoopers LLP
    ---------------------------
PricewaterhouseCoopers LLP
June 29, 2000